UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2010

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51485	72-1060618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 International Parkway, Suite 100, Heathrow, Florida 32746

(Address of Principal executive offices, including Zip Code)

(407) 333-7440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2010, Ruth’s Hospitality Group, Inc. (the “Company”) and Sarah C. Jackson, the Company’s former Senior Vice President of Human Resources, entered into a Separation Agreement and General Release (the “Agreement”) outlining the terms of her separation from the Company. The Agreement modifies the terms and compensation Ms. Jackson would have been entitled to under her employment agreement to include, among other things, the following:

1.	Ms. Jackson will receive twelve months of severance pay equal to her salary in effect on January 31, 2010.

2.	Ms. Jackson’s options to purchase common stock of the Company will continue to vest during the twelve months following January 31, 2010. All remaining unvested options after such period will be forfeited.

3.	The Company will accelerate the vesting of the 50,000 shares of restricted stock that were issued to Ms. Jackson in 2008.

4.	Ms. Jackson’s one year non-compete period commenced on January 31, 2010.

5.	Ms. Jackson and the Company will execute mutual general releases.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)

Exhibit No.	Description
99.1	Separation Agreement and General Release dated January 31, 2010 by and between Ruth’s Hospitality Group, Inc. and Sarah C. Jackson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

/S/ BRIAN M. JUDGE
Date: February 2, 2010	Name:	Brian M. Judge
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Separation Agreement and General Release dated January 31, 2010 by and between Ruth’s Hospitality Group, Inc. and Sarah C. Jackson.